SECURITIES AND EXCHANGE COMMISSION
                                        WASHINGTON, DC 20549



                                          FORM 8-K

                                        CURRENT REPORT
                            PURSUANT TO SECTION 13 OR 15(d) OF THE
                                 SECURITIES AND EXCHANGE ACT


         Date of report (Date of earliest event reported): January 28, 2002


                         DIGITAL CREATIVE DEVELOPMENT CORPORATION
                  (Exact Name of Registrant as Specified in Charter)


 UTAH                               0-22315                          34-1413104
(State or Other Jurisdiction       (Commission                (IRS Employer
of Incorporation)                  File Number)             Identification No.)

             101 Larkspur Circle, Larkspur California               94939
(Address of Principal Executive Offices)                             (Zip Code)


       Registrant's telephone number, including area code: (415) 461-0348



























Item 2.         Acquisition or Disposition of Assets

     On February 28, 2002, Digital Creative Development Corporation (the "Company") sold its 80% interest in Arthur Treacher's, Inc. ("ATI") (Delaware) to PAT Services, Inc., an entity controlled by Jeffrey Bernstein, in consideration for $100 and a waiver by Mr. Bernstein of his right to convert his shares of ATI common stock into shares of common stock of the Company under the conversion agreement among the Company, ATI and Mr. Bernstein executed in connection with the acquisition of Pudgie's Famous Chicken, Inc. and related entities in October 2000. Contemporaneously with the sale of ATI, ATI transferred certain proprietary rights (including all its trademarks) and 100% of the stock of two of its subsidiaries, Arthur Treacher's Franchise Systems, Inc. and Pudgies Franchise Corp. to PAT Franchise Systems, Inc., an entity controlled by Mr. Bernstein, in consideration for the assumption of certain liabilities of ATI. The two subsidiaries of ATI are parties to the franchise agreements with the franchisees in the Arthur Treacher's and Pudgies restaurant systems.

     In conjunction with the sale of ATI, the secured promissory note executed in December 2000 by the Company, ATI and its subsidiary, M.I.E. Hospitality, Inc. in favor Digital Creative Development Corporation (Delaware) ("DCDC (Delaware)"), a wholly-owned subsidiary of the Company, was amended and restated. The amended promissory note has a principal balance of $1,071,310, which equals the outstanding principal balance and accrued and unpaid interest under the original note as of February 28, 2002. PAT Services became a party to the note and pledged its 80% interest in ATI as collateral to secure the note. PAT Franchises became a guarantor of the note and provided DCDC (Delaware) with a first security interest in the proprietary rights transferred by ATI to PAT Franchises and in the franchise agreements to which ATI and Pudgies are parties. The note is due on December 1, 2004 and bears interest at the rate of 12% per year, with interest payable monthly commencing April 30, 2002.

     On February 28, 2002, the Company and International Microcomputer Software, Inc. ("IMSI") entered into an agreement which provided for the conversion of the promissory note purchased by the Company into 9,000,000 shares of Common Stock of IMSI plus $250,000 in cash to be paid in 15 monthly installments. The parties also agreed to terminate the merger contemplated by the Merger Agreement. IMSI also agreed to prepare and file a registration statement registering 2,000,000 of the shares of Common Stock and to provide the Company with piggyback registration rights with respect to the remaining 7,000,000 shares. As of March 14, 2002, the closing bid price per share of common stock of IMSI as quoted on the NASD Bulletin Board was $.48. In addition, effective February 28, 2002, certain members of the Boards of Directors of the Company and IMSI resigned from their respective Boards in order that no Directors continue to serve as directors of both companies.

Item 5.         Other Information

     Effective January 28, 2002, the Company moved its principal executive office to 101 Larkspur Circle, Larkspur, California 94939.

     On February 28, 2002, Gary Herman was elected Chief Executive Officer and Chairman of the Board, and Skuli Thorvaldsson was elected Chief Financial Officer of the Company


Item 7.  Financial Statements and Exhibits

       (a), (b)          Financial Statements

                         To be filed by amendment.

       (c) Exhibits:

     10.31 Purchase Agreement between Arthur Treacher's Inc. and PAT Franchise Systems, Inc. dated as of February 28, 2002.

     10.32 Common Stock Purchase Agreement among the Company, Digital Creative Development Corporation (Delaware) and PAT Services, Inc. dated as of February 28, 2002.

     10.33 Guaranty and Security Agreement between PAT Franchise Systems, Inc. and the Company dated as of February 28, 2002.

     10.34 Pledge Agreement between PAT Services Inc. and the Company dated as of February 28, 2002.

     10.35 Amended and Restated Senior Secured Promissory Note in favor of the Company dated February 28, 2002.

     10.36 Promissory Note Conversion and General Release dated February 28, 2002 between the Company and International Microcomputer Software Inc.









                                                              SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2002

                            DIGITAL CREATIVE DEVELOPMENT  CORPORATION


                          By: /s/ Gary Herman, CEO
                          Gary Herman, CEO